EXHIBIT 99.1

Corvus Pharmaceuticals Announces Publication of Preclinical Results Highlighting Antitumor Activity of CPI-444 in Multiple Tumor Models both as Monotherapy and in Combination Studies

As Combination, CPI-444 Showed Elimination of Tumors in 90% of Treated Mice and Restoration of Immune Response in Mice with Tumors Resistant to Therapy with anti-PD-1 and anti-CTLA-4

BURLINGAME, Calif., Oct. 03, 2018 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies, today announced the publication of results of preclinical studies of CPI-444 demonstrating that it induces dose dependent anti-tumor responses as a monotherapy and in combination with anti-PD-1, anti-PD-L1 and anti-CTLA-4 therapies. The article, which is titled “A2AR Antagonism with CPI-444 Induces Antitumor Responses and Augments Efficacy to Anti–PD-(L)1 and Anti–CTLA-4 in Preclinical Models,” is featured on the cover of and in the October issue of the journal Cancer Immunology Research, which is an official journal of the American Association for Cancer Research (AACR). The article can be accessed here.

CPI-444, Corvus’ lead product candidate, is a selective and potent inhibitor of the adenosine A2A receptor. It is currently being evaluated in clinical trials in patients with various solid tumors as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody.

“Our carefully conducted pre-clinical studies of CPI-444 demonstrated robust, dose-dependent inhibition of cancer growth as monotherapy, and synergistic efficacy with checkpoint inhibitors, in multiple tumor models,” said Stephen Willingham Ph.D., a senior scientist at Corvus and lead author of the article. “These studies indicate that CPI-444 is associated with T-cell activation, which is believed to be its main mechanism of increased cancer killing activity.”

Dr. Willingham added, “In these studies we used two different models to characterize the intratumor levels of adenosine, confirming they should be easily blocked by CPI-444. We believe this is the first publication to accurately measure intratumor levels of extracellular adenosine, which is important for evaluating the potential efficacy of therapeutics aimed at this pathway.”

Key takeaways from the pre-clinical studies covered in the article include:

  CPI-444 is a selective and potent inhibitor of the adenosine A2A receptor and provides dose dependent inhibition of tumor growth as a monotherapy in multiple tumor models
  CPI-444 is synergistic with checkpoint inhibitors (anti-PD-1, anti-PD-L1 and anti-CTLA-4), demonstrating the elimination of tumors in up to 90% of treated mice and the restoration of immune responses in mice with tumors that are resistant to anti-PD-L1 or anti-CTLA-4 monotherapy
  In monotherapy and combination-therapy, CPI-444 inhibited tumor growth and enabled long-term anti-tumor immune memory
  CD8+ T-cells were shown to be required for a response with CPI-444 , demonstrating a role for CD8+ T-cells in mediating primary and secondary immune responses
  Intratumor adenosine levels as measured in two models were shown to be approximately 100-150  nanomolar, which is a level that is completely blocked by CPI-444

“These extensive pre-clinical studies formed the basis for our ongoing Phase 1/1b trial in renal cell cancer and Phase 1b/2 trial in non-small cell lung cancer, in each case, with CPI-444, which has now been investigated in over 250 cancer patients,” said Richard A, Miller M.D., an oncologist; co-founder, president and chief executive officer of Corvus; and a senior author of the article. “We are delighted that the quality of this research led to this article being featured on the cover of the journal.  We will provide an update on our ongoing human clinical studies at the Society for Immunotherapy of Cancer Annual Meeting in November.”

ABOUT CPI-444
CPI-444 is a small molecule, oral, checkpoint inhibitor designed to disable a tumor’s ability to subvert attack by the immune system by blocking the binding of adenosine in the tumor microenvironment to the A2A receptor. Adenosine, a metabolite of ATP (adenosine tri-phosphate), is produced within the tumor microenvironment where it may bind to the adenosine A2A receptor present on immune cells and block their activity. CD39 and CD73 are enzymes on the surface of tumor cells and immune cells. These enzymes work in concert to convert ATP to adenosine. In vitro and preclinical studies have shown that dual blockade of CD73 and the A2A receptor may be synergistic.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies. Corvus’ lead product candidate, CPI-444, a small molecule inhibitor of the A2A receptor, is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration that the two companies entered into in October 2015. In May 2017, Corvus and Genentech expanded the collaboration and are now conducting a Phase 1b/2 trial of CPI-444 and atezolizumab in patients with non-small cell lung cancer (NSCLC) who have failed prior therapies with anti-PD-(L)1 and platinum based chemotherapy. Corvus is evaluating a second product candidate, CPI-006, a humanized monoclonal antibody directed against CD73, in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. For more information, visit www.corvuspharma.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-144 and the Company’s ability to develop and advance product candidates into and successfully complete preclinical studies and clinical trials, including the Company’s Phase 1/1b clinical trial and Phase 1b/2 clinical trial of CPI-444. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission on August 2, 2018, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials and preclinical studies of CPI-444 and the results of preclinical studies may not be predictive of future results. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains links to websites owned and operated by third parties. These links are provided for your information and convenience only and are not an endorsement by Corvus Pharmaceuticals, Inc. of the content of such linked websites. Corvus makes no warranties or representations, express or implied about such linked websites, the third parties they are owned and operated by or the information contained on them.

INVESTOR CONTACT:
Leiv Lea
Chief Financial Officer
Corvus Pharmaceuticals, Inc.
650-900-4522
LLea@corvuspharma.com

MEDIA CONTACT:
Sheryl Seapy
W2O pure
213-262-9390
sseapy@w2ogroup.com